ARTICLES OF AMENDMENT

OF

PYXIS TANKERS INC.

Reg. No. 75383

REPUBLIC OF THE MARSHALL ISLANDS

REGISTRAR OF CORPORATIONS

DUPLICATE COPY

The original of this Document was filed in
accordance with Section 5 of the
Business Corporations Act on

NON RESIDENT

May 11, 2022

Charisma Tompkins
Deputy Registrar

ARTICLES OF AMENDMENT TO THE
ARTICLES OF INCORPORATION
OF
PYXIS TANKERS INC.
UNDER SECTION 90 OF THE
THE MARSHALL ISLANDS BUSINESS CORPORATIONS ACT

The undersigned, Valentios Valentis, as the Chief Executive Officer of Pyxis Tankers Inc. (the "Corporation"), a corporation incorporated under the laws of the Republic of the Marshall Islands, for the purpose of amending the Articles of Incorporation of said Corporation pursuant to Section 90 of the Business Corporations Act, hereby certifies that:

1. The name of the Corporation is: Pyxis Tankers Inc.
2. The Articles of Incorporation were filed with the Registrar of Corporations as of the 23rd day of March 2015.
3. Section Four of the Articles of Incorporation is hereby amended by adding the following paragraph:

   "(c) *Reverse Stock Split*. Effective with the commencement of business on May 13, 2022 (the "Effective Date"), the Corporation has effected a one-for-four reverse stock split as to its issued common stock pursuant to which the number of issued shares of common stock as of the Effective Date shall decrease from 42,455,857 to 10,613,964 as adjusted for the cancellation of fractional shares and which may be further adjusted for the cancellation of fractional shares. The reverse stock split shall not change the par value of the common stock. The stated capital of the Corporation is hereby reduced from $42,456 to $10,614, as adjusted for the cancellation of the fractional shares and which may be further adjusted for the cancellation of fractional shares, and the amount of $31,842 as adjusted for the cancellation of fractional shares, and which may be further adjusted for the cancellation of fractional shares, is allocated to surplus."

4. All of the other provisions of the Articles of Incorporation shall remain unchanged.
5. These Articles of Amendment to the Articles of Incorporation of the Corporation was authorized by the actions of the shareholders of the Corporation on May 11, 2022 and by the Board of Directors of the Corporation on May 11, 2022.

IN WITNESS WHEREOF, the undersigned has executed the Amendment to the Articles of Incorporation this 11th day of May 2022.

Authorized Person
Name: Valentios Valentis
Title: Chief Executive Officer